Exhibit 10(viii)

LEASE AGREEMENT

THIS LEASE is made and entered into by and between SOUNDWORKS INTERNATIONAL, INC., a Nevada corporation ("Tenant"), and MONTCALM, LLC, a Washington limited liability company ("Landlord").

1.

Leased Premises. Landlord hereby leases to Tenant, for the term, at the rental rate and upon the other terms and conditions hereinafter set forth, Building B of the premises located at 8495 Oddfellows Road NE, Bainbridge Island, Washington (consisting of a single, one-story building, containing approximately 2,000 square feet of rentable space), hereinafter referred to as the "Leased Premises." Such Leased Premises shall additionally include the non-exclusive right to utilize (with other tenants and the Landlord) common driveways, parking, sidewalks and other common facilities as currently existing or hereafter created.

2.

Term. The term of this Lease shall commence as of the date hereof, and shall continue for a period of five (5) years (the "Term"); provided that the Term shall automatically renew for five (5) additional successive one (1) year periods unless Tenant notifies Landlord in writing of Tenant's intent not to renew this Lease at least ninety (90) days prior to the expiration of the then-current term.

3.

Rent. Tenant covenants and agrees to pay Landlord rent each month in advance on the first day of each calendar month of the Lease at the rate of Two Thousand Five Hundred Dollars ($2,500) per month.

4.

Tenant Improvements. Tenant acknowledges, understands, and otherwise agrees that any installations, alterations, additions or tenant improvements in or to the Leased Premises now or at any time requested by Tenant shall only be permitted if approved in advance and in writing by Landlord (in its sole discretion). All such improvements shall be the sole property of Landlord during the after the Term of this Lease.

5.

Security Deposit.   No security deposit is required hereunder.

6.

Use. Tenant agrees that Tenant will use and occupy the Leased Premises only for business office uses, only as permitted by applicable zoning and other restrictions affecting the Leased Premises, and for no other purpose without prior written consent of Landlord.

7.

Utilities. Services and Taxes.

a.

Tenant hereby covenants and agrees to pay all charges for heat, air conditioning, plumbing, electrical power, janitorial services, exterior landscaping and maintenance, and all other utilities or services provided to the Leased Premises during the Term of this Lease. In the event the
Leased Premises are part of a larger premises to which such charges are charged as a whole, Tenant agrees to pay, upon demand, a proper and fair share of all such charges.

b.

Landlord reserved the right to stop any of the above-referenced services when necessary by reason of accident or for repairs, alterations, replacements or improvements which are necessary or desirable, for as long as may be necessary, by reason of such repairs, alterations, replacements, improvements, or by reason of strikes, accidents, laws, orders, regulations, unavailability, or other factors beyond the control of Landlord, and no such interruption or cessation of utilities or service shall render Landlord liable in any respect for damages to any person or property, or place

Landlord in default, or work on abatement of rent, or alter in any way the obligations of Tenant hereunder, except that rent shall be abated, pro rata, if such interruption totally preclude's Tenant's business operation for a consecutive period in excess of five (5) business days.

c.

Tenant shall pay all property taxes (as defined below) in any way applicable to the Leased Premises during the Term of this Lease. All such payments shall be made at least ten days prior to the delinquency date of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that all such taxes have been paid. If any such taxes to be paid by Tenant cover any period of time prior to or after the Term of this Lease, or any property not included in the Leased Property, Tenant's share of such taxes shall be equitably prorated. In the event the Leased Premises are part of a larger premises to which such taxes are charged as a whole, Tenant liability hereunder shall be limited to a proper and fair share of all such taxes. As used herein, the term "property taxes" shall include all real estate taxes, assessments, license fees, rental taxes, improvement bonds, levies, governmental charges and other taxes, fees, levies, assessments, charges, of any type, imposed or collected by any local, state or federal governmental agency or authority imposed on all or any portion of the Leased Premises, or any personal property or fixtures located within the Leased Premises (other than inheritance, personal income or estate taxes).

8.

Quiet Enjoyment. Landlord covenants that so long as Tenant is not in default hereunder.
Tenant shall, and may peaceably and quietly have, hold and enjoy the Leased Premises during the term of this Lease and any renewal or extension thereof, subject to the provision of this Lease and any mortgages to which the Leased Premises are now or hereafter subject.

9.

Maintenance. Tenant shall lease and accept the Leased Premises and their condition at the beginning of the occupancy thereof, and by such occupancy, acknowledges that the Leased Premises are in good and satisfactory condition and assumes responsibility throughout the Term of this Lease for maintaining the Leased Premises in a good, orderly and safe condition and state of repair (normal wear and tear excepted). Tenant shall furthermore promptly pay Landlord to repair all damage or injury to other parts of the Building, if such damage or injury is caused by or attributable to the activity or omissions of Tenant, its servants, agents, employees, invitees or licensees. In addition to the above,. Tenant shall be responsible for a proper and fair share of the costs to repair and maintenance of the heating and air conditioning system, the electrical system and the plumbing system to the extent said systems are not covered by normal builder's warranties.

10.

Liability. Notwithstanding that joint or concurrent liability may be imposed upon Landlord by law, Landlord and Tenant shall indemnify and hold each other and their agents, servants and employees harmless from and against all causes of action, claims, damages, losses and expenses, including reasonable attorneys' fees, resulting from or arising out of bodily injury, sickness, disease or death, or injury to or destruction of tangible property resulting from affirmative acts of negligence by Landlord or Tenant, respectively, or their respective agents, servants or employees. Moreover, Landlord shall not be liable for any damage or injury to the Leased Premises, to Tenant's property, to Tenant, its agents, contractors, employees, invitees or licensees, arising from any use or condition of the Leased Premises, or any sidewalk or entrance-way serving the Leased Premises, or the act or neglect of co-tenants, or the malfunction of any equipment or apparatus serving the Leased Premises, except for the negligence of Landlord or its agents or employees, and then only to that extent.

11.

Insurance. Tenant shall, at its expense at all times during the Term of this Lease, maintain in force a policy or policies of comprehensive public liability insurance, including property damage, and policies of fire insurance and extended all-risk casualty insurance, written by one or more responsible insurance companies licensed to do business in the State of Washington acceptable to Landlord in its sole discretion, insuring Tenant and naming Landlord as an additional insured and as the certificate holder thereof, against claims for loss of life, bodily injury and property damage occurring in, on or about the Leased Premises, or with respect to the business operated by Tenant in the Leased Premises, in which the limit on public liability coverage shall not be less than $1,000,000.00 for combined single-limit bodily injury, death, and property damage liability. Each such policy of insurance shall not be cancelable or amendable for any cause without first giving Landlord thirty (30) days' prior written notice. A copy of a certificate of said insurance shall be delivered to Landlord on or before the commencement of the term of this Lease, and copied or certificates with respect to all renewals, extensions or replacements thereof shall thereafter be furnished to Landlord at least ten (10) days prior to the expiration or cancellation of any policies which they replace.

12.

Fire or Other Casualty. In case of fire or other casualty, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises, without fault or neglect of Tenant, its servants, agents, employees, invitees or licensees, shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable, the rental herein recited shall be proportionately abated until such time as the Leased Premises so damaged are made tenantable by Landlord. In the case of total destruction of the Leased Premises, or if there be partial destruction to the extent that the Leased Premises are unfit for occupancy, and repairs cannot be completed within ninety (90) days from the date of such partial destruction, Landlord shall be entitled to either rebuild the Leased Premises or terminate this Lease, in Landlord's sole discretion. Landlord shall not be responsible for any loss or damage to any property belonging to Tenant. Tenant agrees that it will be responsible for and maintain such insurance covering its own property located in the Leased Premises, and will not hold Landlord responsible for any such loss or damage.

13.

Subordination. This Lease is subject and subordinate to any mortgage or deed of trust recorded by Landlord or with Landlord's consent, which now or thereafter encumbers or affects all or any portion of the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instalment of subordination need be required by any mortgagee or Landlord. In confirmation of such subordination, however, Tenant shall, within five (5) business days of Landlord's request, promptly execute any related certificate or instrument that Landlord may request. In the event of the enforcement by the holder of any such instrument of the remedies provided for by law or by such mortgage or land lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or other provision of this Lease. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment provided for herein. At the request of Tenant, Landlord shall use its best efforts to obtain from any and all mortgagees and deed of trust beneficiaries a non-disturbance agreement stating that so long as Tenant is not in default under the Lease, said mortgagees or beneficiaries shall honor this Lease in accordance with its terms and not disturb Tenant's possession of the Leased Premises.

14.

Estoppel Certificate. Tenant shall, from time to time, upon not less than ten (10) days' prior written request by the Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate in such form as Landlord may reasonably require, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges have been paid, whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and, if so, specifying the nature of the default), and such other matters as may be required by Landlord or the holder of any mortgage to which the Leased Premises are subject, it being intended that any such statement delivered pursuant hereto may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage or deed of trust upon Landlord's interest in the Leased Premises.

15.

Tenant Risk. Tenant agrees that all personal property brought into the Leased Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant. Landlord shall not be liable for theft thereof or of any money deposited therein or for any damages thereto; such theft or damage being the sole responsibility of Tenant, unless such theft or damage is caused directly by Landlord, its licensees or invitees.

16.

Default. In case of failure by Tenant to pay any installment of rent or other charges within five (5) days after the same is due, or failure to remedy within ten (10) days after notice of a default by Tenant with respect to any of the other covenants, conditions and agreements contained herein or in any rider or other addendum hereto, or if a petition in bankruptcy is filed by Tenant or if proceedings under any bankruptcy or debtor's relief law shall be filed by Tenant or if proceedings under any bankruptcy or debtor's relief law shall be filed against Tenant, or if Tenant becomes insolvent, or if proceedings are taken by or against Tenant seeking the appointment of a receiver or similar relief, then Landlord may, at its sole option, pursue and utilize the following remedies, all of which are in addition to any other right or rights which Landlord may have under the provisions of this Lease or by law, and which may be pursued cumulatively without any election of remedies.

a.

Sue to collect past due installments of rent, reserving its right to proceed later for the remaining installments; or

b.

Terminate this Lease by written notice to Tenant, and immediately expel  Tenant, without, however, waiving Landlord's right to collect all installments of rent and other payments due or owning for the period up to the time Landlord regains occupancy. Upon such termination by Landlord, Tenant's personal property in the Leased Premises shall remain subject to Landlord's lien for unpaid rent, and Landlord may forthwith re-enter the Leased Premises and repossess itself thereof, and remove all persons and property therefrom, using such means as are necessary without being guilty of trespass, forcible entry or detainer, or other tort; or

c.

As Tenant's agent, without terminating this Lease, enter upon and rent the Leased
Premises at the best price obtainable by reasonable effort, with or without advertising, and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between the rental due hereunder and the total rental applicable to the Lease obtained by Landlord on reletting, after deducting Landlord's expenses in restoring the Leased Premises and all costs incident to such re-letting, including without limitation, advertising costs, reasonable legal fees and brokerage commissions. The total rental applicable to the term obtained by Landlord on such re-letting shall be the property of the Landlord, and Landlord shall not be liable to Tenant for any excess thereof over the rental reserved hereunder, the rights to any such excess, if any, being hereby waived by Tenant.

17.

Failure to Insist on Strict Performance. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any covenant of this Lease shall not be construed as a waiver or relinquishment thereof, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent with knowledge of the breach of any covenant of Tenant hereunder shall not be deemed a waiver of the rights of Landlord with respect to such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

18.

Surrender of Leased Premises.

a.

Tenant shall, upon the termination of this Lease, by lapse of time or otherwise, return the Leased Premises to Landlord in as good condition as when received, loss by fire or other unavoidable casualty and ordinary wear excepted. It is understood and agreed that the exception made as to "loss by fire or other unavoidable casualty" does not include damages, fires or casualties caused or contributed to by the act or neglect of Tenant, its servants, agents, employees, invitees or licensees, and not compensated for by insurance.

b.

All installations, additions fixtures and improvements in or upon the Leased
Premises, whether placed there by Landlord or Tenant (which may occur only with Landlord's prior consent), including, without limitation, moldings, wall coverings, window shutters, partitions, railings, carpeting and flooring, are the property of Landlord and shall remain upon the Leased Premises at the termination of the Lease as Landlord's property without compensation, allowance or credit to the Tenant;
provided, however, if prior to such termination or within ten (10) days thereafter Landlord so directs by written notice, Tenant shall promptly remove those/installations, fixtures and improvements placed in the
Leased Premises by Tenant, if any, and shall restore the Leased Premises to their original condition.
Upon failure by Tenant to do so, Landlord shall have the right to do so at Tenant's expense.

c.

Any furniture, equipment, machinery or other movable property brought onto the
Leased Premises during Tenant's occupancy thereof and not removed at the termination of the Lease may be handled, removed or stored by Landlord, at the cost, expense and risk of Tenant, with no liability upon Landlord for loss or injury thereto and without prejudice to Landlord's lien and privilege securing all sums due hereunder. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Leased Premises or retaken from storage by Tenant within thirty (30) days after the termination of this Lease, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

19.

Insurance Premium. Tenant will not do or suffer to be done on the Leased Premises any act which shall result in increase of the rate or premium for fire and extended coverage insurance for the Leased Premises or any tenant thereof. If, in spite of this provision, Tenant's actions or occupancy should cause an increase in the insurance rate or premium, Tenant shall immediately pay to Landlord, as additional rent hereunder, the amount of such increase.

20.

Expenses and Attorneys' Fees. In the event of litigation arising between Landlord and Tenant as a result of this Lease, the prevailing party shall be reimbursed by the non-prevailing party for all costs of such litigation, whether before or after trial, or on appeal, or in any bankruptcy proceeding, including all attorneys' fees, paralegal fees, costs and expenses.

21.

Obligations of Tenant. If Landlord shall be put to any charge or expense or make any expenditures for which Tenant is responsible or which Tenant is obligated to make under the terms and provisions of the Lease and any riders and other addenda hereto, then Tenant shall reimburse Landlord for such charge or expense, and said reimbursement shall be due and payable upon demand by Landlord and shall bear interest by 18% annually or the highest lawful rate.

22.

Compliance With Rules. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe and comply with all rules and regulations promulgated by Landlord from time to time, as well as all restrictions affecting the Leased Premises.

23.

Assignment and Subletting. Tenant shall not assign, sublease, mortgage or encumber this Lease or the Lease Premises or any part thereof without the prior written consent of Landlord, which consent may be withheld in Landlords sole discretion, and any transfer of a controlling interest in, of effective change of control over, Tenant shall be deemed an assignment hereunder.

24.

Notice. Any notice to be given under this Lease by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and considered as duly given if (i) given by hand delivery, which shall be deemed effective upon delivery thereof or (ii) given by registered or certified mail, postage prepaid, to the addresses set forth herein below, or to such address of Landlord as Landlord may from time to time designate in writing, or to such address of Tenant as Tenant may from time to time designate in writing.

25.

Washington Law. This Lease is to be interpreted and enforced under and in accordance with the laws of the state of Washington, as if all parties were Washington residents.

26.

Successors and Assigns. The covenants, agreements, stipulations and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, heirs, and successors and assigns, where assignment is permitted herein.

27.

Construction of Lease. Notwithstanding the fact that this Lease may have been prepared by Landlord, the language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant. Paragraph headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting or amplifying the provisions thereof. Landlord and Tenant agree that in the event any term, covenant or condition herein contained is held to be invalid, illegal 01 unenforceable for any reason, by any court of competent jurisdiction, the invalidity or unenforceability of any such term, covenant or condition herein contained, it being the intention of the parties to the Lease that in lieu of each such term, condition or covenant that is invalid or unenforceable, there be added as a part of this Lease a provision as similar in term to such invalid or unenforceable term, condition or covenant as may be possible and be valid and enforceable. Time is of the essence in this Lease and in each and all provisions thereof.

28.

Entire Agreement and Other Agreements. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the Landlord and Tenant not embodied herein, shall be of any force or effect. Any agreement hereafter made between Landlord and Tenant shall be ineffective to modify, release or otherwise affect this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom said agreement is sought to be enforced.

29.

Corporate Authority. The person(s) executing this Lease on behalf of corporation or other non-natural person does hereby covenant and warrant that such corporation or entity is validly existing and in good standing, and has full right and authority to enter into this Lease, and that each of the persons signing on behalf of such corporation or entity were duly authorized to do so.

30.

Survival. All obligations of Tenant or Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof.

DATED as of November 1, 1998.
LANDLORD:

TENANT:

MONTCALM, LLC, a Washington limited

SOUNDWORKS INTERNATIONAL, INC., a
liability company

Nevada corporation

Address:

P.O. Box 4608                                    Address:           8495 Oddfellows Road NE
Rolling Bay, WA 98061                                              Bainbridge Island, WA 98110

By: ________________________

By: ___________________________________

Jerry Dennon, Manager

Jerry Dennon, President